Exhibit 99.1

Oil-Dri Announces Fourth Quarter and Fiscal Year-End Results

CHICAGO—(October 10, 2014)—Oil-Dri Corporation of America (NYSE: ODC) today announced net sales of $66,045,000 for the fourth quarter ended July 31, 2014, a 3.4% increase compared with net sales of $63,892,000 in the same quarter one year ago. Net income for the quarter was $466,000 or $0.07 per diluted share, down from $4,737,000 or $0.67 per diluted share for the same quarter a year ago.

For the fiscal year, the Company reported net sales of $266,313,000, a 6.3% increase compared to net sales of $250,583,000 for fiscal 2013. Net income for the fiscal year was $8,356,000 or $1.17 per diluted share, down from net income of $14,586,000 or $2.07 per diluted share for fiscal 2013.

BUSINESS REVIEW

President and Chief Executive Officer Daniel S. Jaffee said, “We are very disappointed with the earnings for the fourth quarter and fiscal year 2014. Fiscal 2013’s exceptionally low income tax rate of 16.6% makes it difficult to compare year over year results, as this year’s tax rate of 26.3% returned to a more historic norm. Nonetheless, we are not pleased with the overall financial results of Fiscal 2014. While our sales increased, higher costs negatively impacted our bottom line. The decrease in net income was primarily due to increased costs for mining, materials, packaging, freight and advertising.

“However, there were many positive accomplishments this year and we believe they will benefit Oil-Dri in the years to come. Fiscal 2014 accomplishments include:

•	Sales of Cat’s Pride Fresh & Light were up 33% year over year
•	We successfully integrated the tons gained from the acquisition of MFM
•	The design and development of our bleaching earth capacity expansion project at our Georgia facility is well underway
•	Amlan International has opened and is running a business in China, Amlan Trading (Shenzhen) Company, Ltd., in order to support the region’s growing animal health market
•	Mark Lewry joined Oil-Dri as COO, overseeing the Business to Business products group and the supply chain, which includes Manufacturing, Logistics and Procurement

SEGMENT REVIEW

Fourth Quarter Results

Business to Business Products	Three Month Period May 1 – July 31		Change
	Fiscal 2014	Fiscal 2013
Net Sales	$22,637,000	$24,947,000	-9%
Segment Income	$5,674,000	$8,158,000	-30%

In the Business to Business segment, sales were down across all product lines resulting from fewer tons shipped and a decrease in average selling price. The overall decline in sales was partially offset by an increase of new product sales, including Select FF fast filtering selective absorbent and MD-09 feed additive used to reduce wet droppings in poultry production. Sales of agricultural products and co-packaged traditional coarse cat litter were up slightly.

Segment income was negatively impacted by increased packaging costs and an overall increase in materials and non-fuel related manufacturing costs. The addition of our Chinese subsidiary, Amlan Trading (Shenzhen) Company, Ltd., increased our selling, general and administrative costs.

Fiscal Year Results

Business to Business Products	Twelve Month Period August 1 – July 31		Change
	Fiscal 2014	Fiscal 2013
Net Sales	$94,286,000	$92,969,000	1%
Segment Income	$26,654,000	$30,739,000	-13%

Sales increased to edible oil processors in foreign and domestic markets. Sales of animal health and nutrition products increased slightly in both domestic and foreign markets due to a favorable product mix. A decline in sales of our agricultural and horticultural products resulted from fewer tons sold. Improved sales of Verge, engineered granules used in professional pesticides and agricultural markets, partially offset the decline. A slight decrease in sales of our co-packaged traditional coarse cat litter can be attributed to fewer tons sold.

Segment income was negatively impacted by increased packaging costs and an overall increase in materials and non-fuel related manufacturing costs. Selling, general and administrative expenses were up due to the addition of Amlan Trading (Shenzhen) Company, Ltd., including additional personnel and other costs incurred to expand sales through market development.

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Fourth Quarter Results

Retail and Wholesale Products	Three Month Period May 1 – July 31		Change
	Fiscal 2014	Fiscal 2013
Net Sales	$43,408,000	$38,945,000	12%
Segment Income	$5,000	$1,137,000	-100%

In the Retail and Wholesale segment, sales of Cat’s Pride Fresh & Light increased 41% with an increase in tons. Overall, cat litter sales increased but product mix negatively impacted profit. Net sales were offset by customer-marketing activities that increased trade spending in support of scoopable cat litter. Industrial and sports field products sales increased 3% while sales by our foreign subsidiaries declined.

Segment income was negatively impacted by increased freight costs caused by heightened competition for available freight services through the produce season and an increase in packaging, materials and non-fuel related manufacturing costs. Selling, general and administrative expenses were down due to lower advertising costs in the quarter.

Fiscal Year Results

Retail and Wholesale Products	Twelve Month Period August 1 – July 31		Change
	Fiscal 2014	Fiscal 2013
Net Sales	$172,027,000	$157,614,000	9%
Segment Income	$3,568,000	$10,561,000	-66%

Sales of Cat’s Pride Fresh & Light increased 33% and 2% for other Cat’s Pride scoopable litters. Private label litter sales increased 24% due in part to new customers and expanded distribution gained through the MFM acquisition. Sales increased slightly for both industrial absorbent and sports field products while sales decreased by our foreign subsidiaries.

Segment income was negatively impacted by cost increases for packaging, freight and materials. Selling, general and administrative expenses increased 15% due primarily to an increase in advertising expenses and amortization of intangible assets acquired through the MFM acquisition.

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FINANCIAL REVIEW

Cash, cash equivalents, restricted cash and short-term investments at July 31, 2014, totaled $18,999,000 compared to $42,494,000 a year ago. Significant uses of cash included capital expenditures, the MFM acquisition, dividend payments and debt payments.

Capital expenditures for the fiscal year totaled $18,566,000, which was $8,170,000 more than depreciation and amortization of $10,396,000. By comparison, capital expenditures totaled $9,795,000 in fiscal 2013. Capital expenditures were made for capacity expansion, productivity improvement and mining equipment.

Cash provided by operating activities was $16,296,000 for the fiscal year compared to $23,366,000 for fiscal 2013.

On June 12, 2014, Oil-Dri’s Board of Directors declared an increased quarterly cash dividend of $0.20 per share of outstanding Common Stock and $0.15 per share of outstanding Class B Stock. The dividends were paid on August 29, 2014 to stockholders of record at the close of business on August 15, 2014. The Company has paid cash dividends continuously since 1974 and has increased dividends annually for the past eleven years. At the end of the fourth quarter, the annualized dividend yield on the Company’s Common Stock was 2.7%, based on the quarter’s closing stock price of $29.17 per share and the latest quarterly cash dividend of $0.20.

LOOKING FORWARD

President and CEO Jaffee continued, “Despite continued rising costs, we are planning for an improvement in net income as we believe our investments will start to pay off in fiscal 2015. For example, the lightweight cat litter segment is developing rapidly and Oil-Dri is in a good position to participate in this growth. In the most recent twelve-week period of our fiscal 2014, a third party market research company reported lightweight products accounted for 84% of the dollar growth in the scoopable segment.

“We are working toward new product launches and the rollout of redesigned packaging with an integrated Cat’s Pride family look in fiscal 2015. We anticipate combined advertising and consumer promotional spending to be consistent with fiscal 2014.

“Within Business to Business products, we foresee further development of animal health product sales in China and throughout Asia. We plan to launch a new animal health product in key test markets and will continue to explore new applications for our existing Calibrin products. The anticipated completion of our fluids purification capacity expansion in early 2015 will position us well to meet the growing needs of the vegetable oil market.”

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FIVE-YEAR SUMMARY

Key Metrics as of July 31,

	Fiscal 2014	Fiscal 2013	Fiscal 2012	Fiscal 2011	Fiscal 2010
Cash, cash equivalents, restricted cash and short-term investments	$18,999,000	$42,494,000	$36,256,000	$33,722,000	$24,621,000
Net cash provided by operations	$16,296,000	$23,366,000	$23,339,000	$13,108,000	$26,216,000
Cash, cash equivalents, restricted cash and short-term investments less notes payable	($3,401,000)	$16,594,000	$6,556,000	$422,000	$6,321,000
Net Income	$8,356,000	$14,586,000	$6,098,000	$9,051,000	$9,458,000
*Net income per diluted share	$1.17	$2.07	$0.85	$1.26	$1.30
Return on average stockholders’ equity	8.1%	15.5%	6.8%	9.7%	10.5%
Capital expenditures	$18,566,000	$9,795,000	$6,960,000	$13,806,000	$10,413,000
Dividends paid	$4,965,000	$4,630,000	$4,486,000	$4,218,000	$3,992,000
Dividends paid per Common Stock share	$0.76	$0.72	$0.68	$0.64	$0.60

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty markets, industrial and automotive, and is the world’s largest manufacturer of cat litter.

The Company will offer a live webcast of the fourth quarter earnings teleconference on Tuesday, October 14, 2014 from 10:00 am to 10:30 am, Central Time. To listen via the web, visit www.streetevents.com or www.oildri.com. An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri website. Please note, due to the federal holiday on Monday, we will hold the earnings teleconference on Tuesday, October 14th.

The Company will host its Annual Meeting of Stockholders on Tuesday, December 9, 2014 starting at 9:30 am, Central Time. The meeting will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604. The record date for voting eligibility at the Annual Meeting is October 17, 2014.

Amlan, Cat’s Pride, Fresh & Light, Calibrin and Select are registered trademarks of Oil-Dri Corporation of America. MD-09 and Verge are trademarks of Oil-Dri Corporation of America.

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Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

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CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Fourth Quarter Ended July 31,
	2014	% of Sales	2013	% of Sales
Net Sales	$66,045	100.0%	$63,892	100.0%
Cost of Sales	(53,672)	81.3%	(47,784)	74.8%
Gross Profit	12,373	18.7%	16,108	25.2%
Operating Expenses	(11,021)	16.7%	(11,695)	18.3%

Operating Income	1,352	2.0%	4,413	6.9%
Interest Expense	(383)	0.6%	(399)	0.6%
Other Income	82	0.1%	(44)	-0.1%

Income Before Income Taxes	1,051	1.6%	3,970	6.2%
Income Taxes	(585)	0.9%	767	-1.2%
Net Income	$466	0.7%	$4,737	7.4%

Net Income Per Share:
Basic Common	$0.07		$0.73
Basic Class B Common	$0.05		$0.55
Diluted	$0.07		$0.67

Average Shares Outstanding:
Basic Common	5,002		4,938
Basic Class B Common	2,002		1,980
Diluted	7,022		6,951

	Twelve Months Ended July 31,
	2014	% of Sales	2013	% of Sales
Net Sales	$266,313	100.0%	$250,583	100.0%
Cost of Sales	(206,663)	77.6%	(184,084)	73.5%
Gross Profit	59,650	22.4%	66,499	26.5%
Operating Expenses	(47,232)	17.7%	(47,558)	19.0%
Capacity Rationalization Charges	--	0.0%	(70)	0.0%

Operating Income	12,418	4.7%	18,871	7.5%
Interest Expense	(1,569)	0.6%	(1,773)	0.7%
Other Income	488	0.2%	401	0.2%

Income Before Income Taxes	11,337	4.3%	17,499	7.0%
Income Taxes	(2,981)	1.1%	(2,913)	1.2%
Net Income	$8,356	3.1%	$14,586	5.8%

Net Income Per Share:
Basic Common	$1.27		$2.25
Basic Class B Common	$0.96		$1.69
Diluted	$1.17		$2.07

Average Shares Outstanding:
Basic Common	4,981		4,909
Basic Class B Common	2,001		1,970
Diluted	7,004		6,927

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CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)

		As of July 31,
		2014	2013
Current Assets
Cash and Cash Equivalents		$16,230	$24,035
Restricted Cash		129	--
Short-term Investments		2,640	18,459
Accounts Receivable, Net		30,997	31,148
Inventories		24,483	20,723
Prepaid Expenses		9,037	9,007
Total Current Assets		83,516	103,372
Property, Plant and Equipment, Net		74,896	66,055
Other Assets		27,792	14,132
Total Assets		$186,204	$183,559

Current Liabilities
Current Maturities of Notes Payable		$3,500	$3,500
Accounts Payable		7,352	6,483
Dividends Payable		1,311	1,236
Accrued Expenses		17,337	20,228
Total Current Liabilities		29,500	31,447
Noncurrent Liabilities
Notes Payable		18,900	22,400
Other Noncurrent Liabilities		33,496	26,774
Total Noncurrent Liabilities		52,396	49,174
Stockholders' Equity		104,308	102,938
Total Liabilities and Stockholders' Equity		$186,204	$183,559

Book Value Per Share Outstanding		$14.94	$14.96

Acquisitions of
Property, Plant and Equipment	Fourth Quarter	$5,275	$1,990
	Year To Date	$18,566	$9,795
Depreciation and Amortization Charges	Fourth Quarter	$2,789	$2,251
	Year To Date	$10,396	$8,946

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Year Ended
	July 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$8,356	$14,586
Adjustments to reconcile net income to net cash
provided by operating activities, net of acquisition:
Depreciation and Amortization	10,396	8,946
Capacity Rationalization Plan Charges	--	70
Decrease (Increase) in Accounts Receivable	82	(984)
Increase in Inventories	(2,966)	(1,050)
Increase in Accounts Payable	187	135
(Decrease) Increase in Accrued Expenses	(2,586)	2,159
Increase (Decrease) in Pension and Postretirement Benefits	2,887	(1,896)
Other	(60)	1,400
Total Adjustments	7,940	8,780
Net Cash Provided by Operating Activities	16,296	23,366

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(18,566)	(9,795)
Acquisition of Business	(12,876)	--
Restricted Cash	(129)	--
Net Dispositions (Purchases) of Investment Securities	15,821	(9,289)
Other	180	66
Net Cash Used in Investing Activities	(15,570)	(19,018)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Long-Term Debt	(3,500)	(3,800)
Dividends Paid	(4,965)	(4,630)
Purchase of Treasury Stock	(87)	(175)
Other	180	1,155
Net Cash Used in Financing Activities	(8,372)	(7,450)

Effect of exchange rate changes on cash and cash equivalents	(159)	44

Net Decrease in Cash and Cash Equivalents	(7,805)	(3,058)
Cash and Cash Equivalents, Beginning of Period	24,035	27,093
Cash and Cash Equivalents, End of Period	$16,230	$24,035

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